UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2005

PROSOFT LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2005, the Company entered into an employment agreement with Benjamin M. Fink, the Company’s acting President and Chief Executive Officer. The term of the employment agreement began on March 15, 2005 and expires on March 14, 2007. The employment agreement with Mr. Fink includes an annual base salary of $200,000. In addition, the employment agreement requires a periodic award of 33,333 stock options which vest 33% three months following the grant date, an additional 23% six months following the grant date, an additional 22% nine months following the grant date, and the remaining 22% twelve months following the grant date. The employment agreement also provides for annual bonus payments totaling up to $150,000, $80,000 of which is based on the Company’s achievement of specific objectives relating to the generation of cash and increased revenues, and the remaining $70,000 of which is to be determined by the Board of Directors in its discretion. In the event of termination of Mr. Fink’s employment by the Company for any reason other than gross negligence or willful misconduct, the Company is obligated to pay to Mr. Fink $250,000, plus acceleration and immediate vesting of all unvested options; provided, however, if such termination without cause occurs prior to March 23, 2006 as a result of the Company naming a permanent President and Chief Executive Officer other than Mr. Fink, the $250,000 payment obligation shall be reduced to $175,000. Mr. Fink shall have the option to remain with the Company as Executive Vice President and Chief Operating Officer following the naming of a new President and Chief Executive Officer, in which case the employment agreement shall not be terminated. In addition, if a change of control of the Company occurs where Mr. Fink is not President and Chief Executive Officer of the ultimate parent company following the completion of the change of control, then a payment of $250,000 is due to Mr. Fink. In addition, all of Mr. Fink’s unvested options will vest upon any change of control.

The employment agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

On March 23, 2005, the Company entered into a new employment agreement with Benjamin M. Fink, the Company’s acting President and Chief Executive Officer (see Item 1.01, Entry into a Material Definitive Agreement). That new employment agreement replaced Mr. Fink’s existing employment agreement with the Company, and that prior agreement was terminated. The prior employment agreement was to terminate on July 31, 2005 and provided for an annual base salary of $180,000 and an annual bonus of up to $100,000. In the event of termination of Mr. Fink’s employment for any reason other than gross negligence or willful misconduct, the Company was obligated under the prior agreement to pay to Mr. Fink $250,000, plus acceleration and immediate vesting of all unvested options. In addition, if a change of control of the Company occurred where Mr. Fink was not Chief Operating Officer of the ultimate parent company following the completion of the change of control, then a payment of $250,000 was due to Mr. Fink. In addition, all of Mr. Fink’s unvested options would have vested upon any change of control.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated March 23, 2005 between the Company and Mr. Benjamin M. Fink.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2005	PROSOFT LEARNING CORPORATION
(Registrant)

	By:	/s/ William J. Weronick
William J. Weronick,
Vice President Finance

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated March 23, 2005 between the Company and Mr. Benjamin M. Fink.

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